UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 15, 2007

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation

On March 15, 2007, MarkWest Hydrocarbon, Inc. (the “Company”), as borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent  for Royal Bank of Canada, U.S. Bank National Association, Bank of Oklahoma, N.A, SunTrust Bank and Fortis Capital Corp. (as assignee immediately following amendment) (“Lenders”) entered into the second amendment to the second amended and restated credit agreement (“Company Credit Facility”).  This amendment clarifies language relating to the swap contracts between the Company and the Lenders or Lender’s affiliates in several sections of the Company Credit Agreement.  It provides that the Non-Borrowing Base Credit Extension, as defined in the agreement, shall be used solely for the purpose of enabling the Company to meet margin requirements under Swap Contracts, as defined in the agreement, with counterparties which are not Lenders or affiliates of the Lenders.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1

Second amendment to the second amended and restated credit agreement dated as of March 15, 2007 among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association, Bank of Oklahoma, N.A, SunTrust Bank and Fortis Capital Corp. (as assignee immediately following amendment).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: March 20, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer